EXHIBIT 10.8
                      ANNUAL INCENTIVE PLAN
                     OF FREEPORT-MCMORAN INC.

                            ARTICLE I

                         PURPOSE OF PLAN

          SECTION 1.1. The purpose of the Annual Incentive Plan of Freeport-McMoRan Inc. (the "Plan") is to provide incentives for senior executives whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Freeport-McMoRan Inc. (the "Company") and its Subsidiaries.


                            ARTICLE II

                    ADMINISTRATION OF THE PLAN

          SECTION 2.1. Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best; provided, however, that the Committee may not exercise any authority otherwise granted to it hereunder if such action would have the effect of increasing the amount of an Award to any Covered Employee. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and its Subsidiaries and their respective equity holders.


                           ARTICLE III

              ELIGIBILITY FOR AND PAYMENT OF AWARDS

          SECTION 3.1. Subject to the provisions of the Plan, in each calendar year the Committee may select any of the following to receive Awards under the Plan with respect to such year and determine the amounts of such Awards: (a) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any person who is also a director of the Company, (b) any salaried employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (c) any officer or salaried employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement and (d) any person who has agreed in writing to become a person described in clauses
(a), (b) or (c) within not more than 30 days following the date of grant of such person's first Award under the Plan.

          SECTION 3.2. Subject to the provisions of the Plan, Awards with respect to any year shall be paid to each Participant at such time established by the Committee following the determination of the amounts of such Awards, which payment shall in no event be later than February 28 of the year following such Award Year.

          SECTION 3.3. Notwithstanding the provisions of Section 3.2, if, prior to the date established by the Committee for any Award Year, a Participant shall so elect, in accordance with procedures established by the Committee, all or any part of an Award to such Participant with respect to such Award Year shall be deferred and paid in one or more periodic installments, not in excess of ten, at such time or times before or after the date of such Participant's Termination of Employment, but not later than ten years after such date of Termination of Employment, as shall be specified in such election. If and only if any Award or portion thereof is so deferred for payment after December 31 of the year following such Award Year, such Award or portion thereof, as the case may be, shall, commencing with January 1 of the year following such Award Year, be increased at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or by another major national bank headquartered in New York, New York and designated by the Committee. If such Participant's Termination of Employment occurs for any reason other than death, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan and if, on the date of such Termination of Employment, there remain unpaid any installments of Awards which have been deferred as provided in this
Section 3.3, the Committee may, in its sole discretion, authorize payment to the Participant of the aggregate amount of such unpaid installments in a lump sum, notwithstanding such election.

          SECTION 3.4. (a) Notwithstanding the provisions of Sections 3.1, 3.2, 3.3, 4.2(a), and 4.2(b) hereof, any Award to any Covered Employee shall be granted in accordance with the provisions of this
Section 3.4.

          (b) All Awards to Covered Employees under the Plan will be made and administered by two or more members of the Committee who are also "outside directors" within the meaning of Section 162(m).

          (c) The Committee shall assign Participant Shares of the Plan Funding Amount to those Covered Employees whom the Committee designates as Participants for that Award Year (which Participant Shares in the aggregate may not exceed 100% of the Plan Funding Amount). The maximum annual Award that may be made to any Covered Employee for an Award Year is 50% of the Plan Funding Amount.

          (d) If the Plan Funding Amount with respect to an Award Year is to be adjusted to exclude the effect of material changes in accounting policies or practices, material acquisitions or dispositions of property or other unusual items on the Plan Funding Amount, the Committee must so provide at the time that the Participant Shares of the Plan Funding Amount for that Award Year are assigned or within the first 90 days of the Award Year, if permitted under Section 162(m).

          (e) Any provision of the Plan to the contrary notwithstanding, no Covered Employee shall be entitled to any payment of an Award with respect to a calendar year unless the members of the Committee referred to in Section 3.4(b) hereof shall have certified the Participant Share for each Covered Employee, the Plan Funding Amount for such year and that the condition of Section 4.1 hereof has been met for such year.


                            ARTICLE IV

                        GENERAL PROVISIONS

          SECTION 4.1. Any provision of the Plan to the contrary notwithstanding, no Award shall be made pursuant to Section 3.1 or 3.4 with respect to any calendar year if the average of the Return on Investment for such calendar year and each of the four preceding calendar years, after giving effect to the aggregate amount (if any) that was awarded or credited with respect to such prior years and the aggregate amount that would otherwise have been so awarded or credited with respect to such calendar year, would be less than six percent.

          SECTION 4.2. (a) In determining the aggregate amount awarded to Participants under the Plan for any calendar year, the Committee shall consider as a guideline that the aggregate amount of all Awards granted with respect to any calendar year should not exceed two and one-half percent of Net Cash Provided by Operating Activities for such year.

          (b) If Managed Net Income or Total Investment of Capital for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Managed Net Income or Total Investment of Capital and make payments and reductions accordingly under the Plan, provided that, except as provided in Section 3.4(d) hereof, the Committee shall not take any such adjustments into account in calculating Awards to Covered Employees if the effect of such adjustment would be to increase the Plan Funding Amount.

          (c)  Notwithstanding the provisions  of  subparagraphs  (a) and
(b) above, the amount available for the grant of Awards under the Plan to Covered Employees with respect to a calendar year shall be equal to the Plan Funding Amount for such year and, except as specified in advance under Section 3.4(c), any adjustments made in accordance with or for the purposes of subparagraphs (a) or (b) shall be disregarded for purposes of calculating the Plan Funding Amount. The Committee may, in the exercise of its discretion, determine that the aggregate amount of all Awards granted to Covered Employees with respect to a calendar year shall be less than the Plan Funding Amount for such year, but the excess of such Plan Funding Amount over such aggregate amount covered by Awards granted to Covered Employees shall not be available for any Awards to Covered Employees with respect to future years. In addition, the Committee may, in the exercise of its discretion, reduce or eliminate the amount of an Award to a Covered Employee otherwise calculated in accordance with the provisions of Section 3.4 prior to payment thereof. Any reduction of an Award shall not accrue to the benefit of any other Covered Employee.

          SECTION 4.3. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts which would have been payable hereunder to such Participant. A Participant may rescind or change any such designation at any time. Except as provided in this Section 4.3, none of the amounts which may be payable under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution.

          SECTION 4.4. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

          SECTION 4.5. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Subsidiaries, and the right of the Company and of any such Subsidiary to dismiss or discharge any such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company or a Subsidiary, is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

          SECTION 4.6. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its Subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

          SECTION 4.7. Nothing contained in the Plan shall prevent the Company or any Subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.


                            ARTICLE V

               AMENDMENT OR TERMINATION OF THE PLAN

          SECTION 5.1. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect any Awards previously made to a Participant and deferred by such Participant pursuant to Section 3.3. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, and in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 5.1.


                            ARTICLE VI

                           DEFINITIONS

          SECTION 6.1. For the purposes of the Plan, the following terms shall have the meanings indicated:

               (a)   Award:   The  grant  of  an  award  of  cash  by the
          Committee to a Participant pursuant to Section 3.1 or 3.4.

               (b) Award Year: Any calendar year with respect to which an Award may be granted.

               (c)  Board  of  Directors:   The Board of Directors of the
          Company.

               (d)   Committee:   The Committee  designated  pursuant  to
          Section 2.1. Until otherwise determined by the Board of Directors, the Corporate Personnel Committee designated by such Board shall be the Committee under the Plan.

               (e) Covered Employee: At any date, (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of
          Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder by the Internal Revenue Service of the Department of the Treasury, provided, however, the term "Covered Employee" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any grant as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any grant as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company. Notwithstanding the foregoing, at any date in fiscal year 1994, "Covered Employee" shall mean any individual designated by the Committee, in its discretion, at the time of any grant as reasonably expected to be a "covered employee" with respect to the Company's taxable year 1994.

               (f) Managed Net Income: With respect to any year, the sum of (i) the net income (or net loss) of the Company and its consolidated Subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (ii) the minority interests' share in the net income (or net loss) of the Company's consolidated Subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (iii) changes in accounting principles of the Company and its consolidated Subsidiaries for such year plus (or minus) the minority interests' share in such changes in accounting principles as shown in the Company's Annual Report to Stockholders for such year; plus (iv) the portion for such year of the deferred gain on the 1992 sale of newly issued Freeport-McMoRan Resource Partners, Limited Partnership depositary units as shown in the Company's Annual Report to Stockholders for such year.

               (g) Net Cash Provided by Operating Activities: With respect to any year, the net cash provided by operating activities of the Company and its consolidated Subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year.

               (h) Net Interest Expense: With respect to any year, the net interest expense of the Company and its consolidated Subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year.

               (i) Participant: An individual who has been selected by the Committee to receive an Award.

               (j)   Participant  Share:   The  percentage  of  the  Plan
          Funding Amount assigned to a Covered Employee by the Committee.

               (k)  Plan Funding Amount:  With respect to any  year,  two
          and   one-half  percent  of  Net  Cash  Provided  by  Operating
          Activities for such year.

               (l) Return on Investment: With respect to any year, the result (expressed as a percentage) calculated according to the following formula:

                                 a + (b - c)
                                 -----------
                                      d

          in which "a" equals Managed Net Income for such year, "b" equals Net Interest Expense for such year, "c" equals Tax on Net Interest Expense for such year, and "d" equals Total Investment of Capital for such year.

               (m)   Section  162(m):   Section  162(m)  of  the Internal
          Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service thereunder.

               (n) Subsidiary: (i) Any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and
          (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

               (o) Tax on Net Interest Expense: With respect to any year, the tax on the net interest expense of the Company and its consolidated Subsidiaries for such year calculated at the statutory federal income tax rate for such year as shown in the Company's Annual Report to Stockholders for such year.

               (p) Termination of Employment:   Solely  for  purposes  of
          Section 3.3 hereof, the cessation of the rendering of services, whether or not as an employee, to any and all of the following entities: the Company, any Subsidiary of the Company, Freeport-McMoRan Copper & Gold Inc., any Subsidiary of Freeport-McMoRan Copper & Gold Inc., McMoRan Oil & Gas Co., any entity with which the Company has contracted to receive executive or management services, any Subsidiary of McMoRan Oil & Gas Co., and any law firm rendering services to any of the foregoing entities provided such law firm consists of at least two or more members or associates who are or were officers of the Company or any Subsidiary of the Company.

               (q) Total Investment of Capital: With respect to any year, the sum of (i) the weighted average of the stockholders' equity in the Company and its consolidated Subsidiaries for such year, (ii) the weighted average of the minority interests in the consolidated Subsidiaries of the Company for such year, and (iii) the weighted average of the long-term debt of the Company and its consolidated Subsidiaries for such year, all as shown in the quarterly balance sheets of the Company and its consolidated Subsidiaries for such year.